                                                                    Exhibit 15.1



                       Report of Independent Accountants



To the Board of Trustees and Shareholders:


We have reviewed the accompanying condensed consolidated balance sheet of Boston Edison as of March 31, 2000, and the related condensed consolidated statement of income and comprehensive income of retained earnings and of cash flows for the three month period ended March 31, 2000. These consolidated financial statements are the responsibility of management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated interim financial statements in order for them to be in conformity with generally accepted accounting principles.

We previously audited in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1999, and the related consolidated statement of income and comprehensive income, of retained earnings and of cash flows for the year then ended (not presented herein), and in our report dated January 26, 2000 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the accompanying condensed consolidated balance sheet information as of March 31, 2000, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.


PricewaterhouseCoopers LLP

Boston, Massachusetts
May 15, 2000